Exhibit 99.1

Shimmick Corp. Announces Third Quarter 2023 Results

Third Quarter 2023 Financial Highlights

•
Revenue of $175 million
•
Net income attributable to Shimmick of $35 million
•
Diluted earnings per common share of $1.58
•
Adjusted net income of $37 million
•
Adjusted diluted earnings per common share of $1.67
•
Adjusted EBITDA of $42 million
•
Backlog of $1.2 billion as of September 29, 2023

Irvine, CA, December 19, 2023 – Shimmick Corp. (Nasdaq: SHIM), a leading water infrastructure company, today reported financial results for the third quarter ended September 29, 2023.

“Shimmick has been energized by the support we received from our new investors in our IPO. Being a public company will help Shimmick continue its growth trajectory,” said Steve Richards, Chief Executive Officer of Shimmick. “Shimmick has demonstrated the ability to self-perform many complex water projects which has transformed our portfolio over the last few years to higher margin projects. With that, I am pleased to report that we delivered a strong third quarter. Shimmick has become more profitable, as evidenced by the year-over-year expansion of our gross margin in the third quarter of 260 basis points and increases in adjusted net income to $37 million, or 70%, and adjusted EBITDA to $42 million, or 63%, from the prior year quarter.”

“We believe our focus on the right projects combined with our strategic initiatives will continue to drive growth and increased profitability in the future. I want to thank all the employees at Shimmick for their tireless effort and hard work that has resulted in our successful IPO. We are excited about the future and look forward to partnering with our new investors going forward,” concluded Mr. Richards.

Third Quarter 2023 Financial Results

Revenue was $175 million for the three months ended September 29, 2023, a decrease of 5% compared to the same period in 2022, primarily due to a $34 million decrease in revenue from legacy jobs awarded prior to the January 2, 2021 AECOM Sale Transactions, which includes a decrease of $4 million in legacy loss job revenue, as a result of jobs winding down, partially offset by an increase in post-AECOM Sale Transactions jobs of $25 million as a result of new jobs and jobs that were just ramping up in the prior year. Gross margin dollars were $17 million, or 10% of revenue, compared to $13 million, or 7% of revenue, compared to the same period in 2022. The 260-basis point improvement in gross margin was primarily driven by management’s shift in job-bidding strategy toward higher margin, lower risk jobs, resulting in a $9 million reduction in revenue discussed above, partially offset by a decrease of $13 million in cost of revenue primarily due to timing of work performed.

Net income attributable to Shimmick was $35 million for the three months ended September 29, 2023, compared to $18 million in the same period in 2022.

Diluted earnings per common share was $1.58 for the three months ended September 29, 2023, compared to $0.82 for the same period in 2022.

Adjusted net income was $37 million for the three months ended September 29, 2023, compared to $22 million in the same period in 2022.

Adjusted diluted earnings per common share of $1.67 for the three months ended September 29, 2023.

Adjusted EBITDA was $42 million for the three months ended September 29, 2023, compared to $26 million in the same period in 2022.

Backlog for the third quarter was $1.2 billion as of September 29, 2023.

Conference Call and Webcast Information

Shimmick will host an investor conference call this afternoon, Tuesday, December 19th, at 5:00 pm ET. Interested parties are invited to listen to the conference call which can be accessed live over the phone by dialing (877)-869-3847, or for international callers, (201)-689-8261. A replay will be available two hours after the call and can be accessed by dialing (877)-660-6853, or for international callers, (201)-612-7415. The passcode for the live call and the replay is 13742958. The replay will be available until January 4, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Investors section of the Company’s website at www.shimmick.com. The online replay will be available for a limited time beginning immediately following the call.

About Shimmick Corporation

Shimmick (NASDAQ: SHIM) is a leading provider of water infrastructure solutions nationwide. Shimmick has a long history of working on complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. According to Engineering News Record, in 2023, Shimmick was nationally ranked as a top ten builder of water supply (#6), dams and reservoirs (#7), and water treatment and desalination plants (#7). Shimmick is led by industry veterans, many with over 20 years of experience, and works closely with its customers to deliver complete solutions, including long-term operations and maintenance.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are often characterized by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. Forward-looking statements contained in this release include, but are not limited to, statements about: expected future financial performance (including the assumptions related thereto), including our revenue, net income and expected EBITDA; our growth prospects; our expectations regarding profitability; our continued successful adjustment to becoming a public company following our initial public offering; our expectations regarding successful partnerships with our new investors; and our capital plans and expectations related thereto. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and our projections about future events, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law.

We wish to caution readers that, although we believe any forward-looking statements are based on reasonable assumptions, certain important factors may have affected and could in the future affect our actual financial results and could cause our actual financial results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on our behalf, including, but not limited to, the following: our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract; the impact of our fixed-price contracts; qualifying as an eligible bidder for contracts; the availability of qualified personnel, joint venture partners and subcontractors; inability to attract and retain qualified managers and skilled employees and the impact of loss of key management; higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment; subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships; marketplace competition; our limited operating history as an independent company following our separation from AECOM; our inability to obtain bonding; disputes with our prior owner, AECOM, and requirements to make future payments to AECOM; AECOM defaulting on its contractual obligations to us or under agreements in which we are beneficiary; our limited number of customers; dependence on subcontractors and suppliers of materials; any inability to secure sufficient aggregates; an inability to complete a merger or acquisition or to integrate an acquired company’s business; adjustments in our contact backlog; accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs; any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur; the adequacy of sources of liquidity; cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems; seasonality of our business; pandemics and health emergencies; commodity products price fluctuations and rising inflation and/or interest rates; liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws; climate change; deterioration of the U.S. economy; geopolitical risks, including those related to the war between Russia and Ukraine and the conflict in the Gaza strip; and other risks detailed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our final prospectus filed November 15, 2023 with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act relating to our Registration Statement on Form S-1 and those described from time to time in our future reports with the SEC.

Non-GAAP Definitions This press release includes unaudited non-GAAP financial measures, adjusted EBITDA and adjusted net income and adjusted diluted earnings per common share. For definitions of these non-GAAP financial measures and reconciliations to the most comparable GAAP measures, see "Explanatory Notes" and tables that following in this press release. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Please refer to the Itemized Reconciliation between Net income Attributable to Shimmick Corporation and Adjusted Net Income and Adjusted diluted earnings per common share included within Table A and the Itemized Reconciliation between Net income Attributable to Shimmick Corporation and Adjusted EBITDA included within Table B below.

Investor Relations

949-704-2350

ir@shimmick.com

Shimmick Corporation

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(unaudited)

	September 29,	December 30,
	2023	2022
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$61,862	$77,762
Restricted cash	1,294	4,323
Accounts receivable, net	68,442	56,430
Contract assets, current	123,388	80,901
Prepaids and other current assets	15,704	14,060

TOTAL CURRENT ASSETS	270,690	233,476

Property, plant and equipment, net	50,114	55,208
Intangible assets, net	9,888	12,044
Contract assets, non-current	51,671	84,024
Lease right-of-use assets	25,997	22,690
Investment in unconsolidated joint ventures	27,002	17,363
Deferred tax assets	18,851	18,851
Other assets	2,921	3,143

TOTAL ASSETS	$457,134	$446,799

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$92,063	$67,541
Contract liabilities, current	119,485	163,725
Accrued salaries, wages and benefits	33,814	36,248
Accrued expenses	38,715	60,758
Other current liabilities	13,134	12,672

TOTAL CURRENT LIABILITIES	297,211	340,944

Long-term debt, net	33,407	—
Lease liabilities, non-current	16,824	14,442
Contract liabilities, non-current	2,887	1,846
Contingent consideration	15,673	15,662
Deferred tax liabilities	18,851	18,851
Other liabilities	3,898	3,459

TOTAL LIABILITIES	388,751	395,204

Commitments and Contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, 27,386,000 shares authorized as of September 29, 2023 and December 30, 2022; 21,918,877 and 21,908,800 shares issued and outstanding as of September 29, 2023 and December 30, 2022, respectively	219	219
Additional paid-in-capital	4,901	3,341
Retained earnings	64,013	49,083
Non-controlling interests	(750)	(1,048)

TOTAL STOCKHOLDERS' EQUITY	68,383	51,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$457,134	$446,799

Shimmick Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Revenue	$175,448	$184,367	$494,744	$477,945
Cost of revenue	158,436	171,222	471,967	459,428
Gross margin	17,012	13,145	22,777	18,517
Selling, general and administrative expenses	13,364	14,904	45,867	43,833
Amortization of intangibles	658	658	1,974	1,974
Total operating expenses	14,022	15,562	47,841	45,807
Equity in earnings of unconsolidated joint ventures	2,577	19,604	9,570	58,380
Gain (loss) on sale of assets	30,069	—	31,749	—
Income from operations	35,636	17,187	16,255	31,090
Other expense (income), net	805	(677)	1,068	8,863
Net income before income tax	34,831	17,864	15,187	22,227
Income tax expense	—	—	—	1,257
Net income	34,831	17,864	15,187	20,970
Net income (loss) attributable to non-controlling interests	264	(102)	257	(706)
Net income attributable to Shimmick Corporation	$34,567	$17,966	$14,930	$21,676
Net income attributable to Shimmick Corporation per common share
Basic	$1.58	$0.82	$0.68	$0.99
Diluted	$1.58	$0.82	$0.68	$0.99

Shimmick Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended	Nine Months Ended
	September 29,	September 30,
	2023	2022
Cash Flows From Operating Activities
Net income	$15,187	$20,970
Adjustments to reconcile net income to net cash used in operating activities:
Stock-based compensation	1,547	1,776
Depreciation and amortization	13,186	11,856
Equity in earnings of unconsolidated joint ventures	(9,570)	(58,380)
Return on investment in unconsolidated joint ventures	14,220	54,595
Gain on sale of assets	(31,749)	—
Other	111	9,478
Changes in operating assets and liabilities:
Accounts receivable, net	(12,012)	26,630
Due from unconsolidated joint ventures	313	7,316
Contract assets	(10,134)	(36,133)
Accounts payable	24,221	2,883
Contract liabilities	(41,797)	(78,105)
Accrued expenses	(22,042)	19,273
Accrued salaries, wages and benefits	(2,073)	13,216
Other assets and liabilities	(4,184)	(545)
Net cash used in operating activities	(64,776)	(5,170)
Cash Flows From Investing Activities
Net working capital settlement in association with business combination	—	32,000
Purchases of property, plant and equipment	(6,140)	(8,188)
Proceeds from sale of assets	34,983	4,162
Unconsolidated joint venture equity contributions	(19,670)	(19,709)
Return of investment in unconsolidated joint ventures	3,980	486
Net cash provided by investing activities	13,153	8,751
Cash Flows From Financing Activities
Payments on finance lease obligation	(228)	(227)
Net borrowings on revolving credit facility	33,722	—
Contributions from non-controlling interests	301	—
Distributions to non-controlling interests	(260)	(628)
Other	(841)	—
Net cash provided by (used in) financing activities	32,694	(855)
Net (decrease) increase in cash, cash equivalents and restricted cash	(18,929)	2,726
Cash, cash equivalents and restricted cash, beginning of period	82,085	81,903
Cash, cash equivalents and restricted cash, end of period	$63,156	$84,629
Reconciliation of cash, cash equivalents and restricted cash to the
Condensed Consolidated Balance Sheets
Cash and cash equivalents	61,862	80,558
Restricted cash	1,294	4,070
Total cash, cash equivalents and restricted cash	$63,156	$84,628

EXPLANATORY NOTES

Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Adjusted net income represents net income attributable to Shimmick Corporation adjusted to eliminate changes in fair value of contingent consideration, IPO and transaction-related costs, stock-based compensation, and legal fees and other costs for a legacy loss job.

We have included adjusted net income in this press release because it is a key measure used by our management and Board to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the income and expenses eliminated in calculating adjusted net income can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted net income provides useful information to investors and others in understanding and evaluating our results of operations.

Our use of adjusted net income as an analytical tool has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are:

•
Adjusted net income does not reflect changes in, or cash requirements for, our working capital needs,
•
Adjusted net income does not reflect the potentially dilutive impact of stock-based compensation, and
•
other companies, including companies in our industry, might calculate Adjusted net income or similarly titled measures differently, which reduces their usefulness as comparative measures.

Because of these and other limitations, you should consider adjusted net income alongside Net income attributable to Shimmick Corporation, which is the most directly comparable GAAP measure.

Table A

Itemized Reconciliation between Net income Attributable to

Shimmick Corporation and Adjusted Net Income

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Net income attributable to Shimmick Corporation	$34,567	$17,966	$14,930	$21,676
Changes in fair value of contingent consideration	(339)	56	11	9,556
IPO and transaction-related costs	230	700	1,797	2,739
Stock-based compensation	496	884	1,547	1,776
Legal fees and other costs for a legacy loss job (1)	1,708	2,092	6,346	8,695
Adjusted net income	$36,662	$21,698	$24,631	$44,442
Adjusted net income attributable to Shimmick Corporation per common share
Basic	$1.67	$0.99	$1.12	$2.03
Diluted	$1.67	$0.99	$1.12	$2.03

(1) Consists of legal fees and other costs incurred in connection with claims relating to a legacy project.

Adjusted EBITDA

Adjusted EBITDA represents earnings attributable to Shimmick Corporation before interest expense (income), income tax expense (benefit) and depreciation and amortization, adjusted to eliminate changes in fair value of contingent consideration, IPO and transaction-related costs, stock-based compensation, and legal fees and other costs for a legacy loss job.

We have included Adjusted EBITDA in this press release because it is a key measure used by our management and Board to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the income and expenses eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations.

Our use of Adjusted EBITDA as an analytical tool has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized might have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements,

•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs,
•
Adjusted EBITDA does not reflect the potentially dilutive impact of stock-based compensation,
•
Adjusted EBITDA does not reflect interest or tax payments that would reduce the cash available to us, and
•
other companies, including companies in our industry, might calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as comparative measures.

Because of these and other limitations, you should consider Adjusted EBITDA alongside Net income attributable to Shimmick Corporation, which is the most directly comparable GAAP measure.

Table B

Itemized Reconciliation between Net income Attributable to

Shimmick Corporation and Adjusted EBITDA

(unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
(In thousands, except per share data)	2023	2022	2023	2022
Net income attributable to Shimmick Corporation	$34,567	$17,966	$14,930	$21,676
Depreciation and amortization	4,637	4,005	13,186	11,856
Interest expense (income)	413	15	1,020	66
Income tax expense (benefit)	—	-	—	1,257
Changes in fair value of contingent consideration	(339)	56	11	9,556
IPO and transaction-related costs	230	700	1,797	2,739
Stock-based compensation	496	884	1,547	1,776
Legal fees and other costs for a legacy loss job (1)	1,708	2,092	6,346	8,695
Adjusted EBITDA	$41,712	$25,718	$38,837	$57,621

(1) Consists of legal fees and other costs incurred in connection with claims relating to a legacy project.